 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

DSM Financing Transaction

DSM Purchase Agreement

On August 2, 2017, Amyris, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “DSM Purchase Agreement”) with DSM International B.V., a subsidiary of Koninklijke DSM N.V. (together with its affiliates, “DSM”) for the issuance and sale of 25,000 shares of the Company’s Series B 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), which Series B Preferred Stock is convertible into the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as described below, at a price of $1,000 per share of Series B Preferred Stock, and a DSM Cash Warrant (as defined below) to purchase 3,968,116 shares of Common Stock and a DSM Dilution Warrant (as defined below) (collectively, the “DSM Warrants” and the shares of Common Stock issuable upon exercise of the DSM Warrants, the “DSM Warrant Shares”) in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act (the “DSM Offering”). The net proceeds to the Company from the DSM Offering are expected to be approximately $24.8 million after payment of estimated offering expenses.

The DSM Purchase Agreement includes customary representations, warranties and covenants of the parties. In addition, pursuant to the DSM Purchase Agreement, the Company, subject to certain exceptions, (i) may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock until October 31, 2017, (ii) may not enter into an agreement to effect any issuance by the Company involving a Variable Rate Transaction (as defined in the Purchase Agreement) until May 11, 2018 and (iii) may not issue any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock at a price below the Dilution Floor (as defined below) without DSM’s consent.

The Company expects to consummate the DSM Offering on or about August 7, 2017 (the “DSM Closing”), subject to customary closing conditions, including the execution and delivery of the Amended and Restated Stockholder Agreement (as defined below).

The foregoing description of the DSM Purchase Agreement is qualified in its entirety by reference to the copy of the DSM Purchase Agreement filed hereto as Exhibit 10.1, which is incorporated herein by reference.

Series B Preferred Stock

Each share of Series B Preferred Stock has a stated value of $1,000 and is convertible at any time, at the option of DSM, into Common Stock (such shares, the “Series B Conversion Shares”) at a conversion price of $17.25 per share (the “Series B Conversion Rate”). The Series B Conversion Rate is subject to adjustment in the event of any dividends or distributions of the Common Stock, or any stock split, reverse stock split, recapitalization, reorganization or similar transaction. If not previously converted at the option of DSM, each share of Series B Preferred Stock shall be automatically converted, without any further action by DSM, on October 9, 2017.

Dividends, at a rate per year equal to 17.38% of the stated value of the Series B Preferred Stock, will be payable semi-annually from the issuance of the Series B Preferred Stock until the tenth anniversary of the date of issuance, on each October 15 and April 15, beginning October 15, 2017, on a cumulative basis, at the Company’s option, in cash, out of any funds legally available for the payment of dividends, or, subject to the satisfaction of certain conditions, in Common Stock at the Series B Conversion Rate, or a combination thereof. In addition, upon the conversion of the Series B Preferred Stock prior to the tenth anniversary of the date of issuance, DSM shall be entitled to a payment equal to $1,738 per $1,000 of stated value of the Series B Preferred Stock, less the amount of all prior semi-annual dividends paid on such converted Series B Preferred Stock prior to the relevant conversion date (the “Make-Whole Payment”), at the Company’s option, in cash, out of any funds legally available for the payment of dividends, or, subject to the satisfaction of certain conditions, in Common Stock at the Series B Conversion Rate, or a combination thereof. If the Company elects to pay any dividend in the form of cash, it shall provide DSM with notice of such election not later than the first day of the month of prior to the applicable dividend payment date.

Unless and until converted into Common Stock in accordance with its terms, the Series B Preferred Stock has no voting rights, other than as required by law or with respect to matters specifically affecting the Series B Preferred Stock.

In the event of a Fundamental Transaction (as defined in the Certificate of Designation of Preferences, Rights and Limitations relating to the Series B Preferred Stock) DSM will have the right to receive the consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series B Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to whether such Series B Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of Common Stock.

Upon any liquidation, dissolution or winding-up of the Company, DSM shall be entitled to receive out of the assets of the Company the same amount that a holder of Common Stock would receive if the Series B Preferred Stock were fully converted to Common Stock immediately prior to such liquidation, dissolution or winding-up (without regard to whether such Series B Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of Common Stock.

The foregoing description of the Series B Preferred Stock is qualified in its entirety by reference to the Form of Certificate of Designation of Preferences, Rights and Limitations of Series B 17.38% Convertible Preferred Stock, which is filed as Exhibit 3.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 8, 2017, which exhibit is incorporated herein by reference.

DSM Warrants

Pursuant to the DSM Purchase Agreement, at the DSM Closing the Company will issue to DSM a warrant, with an exercise price of $6.30 per share, to purchase 3,968,116 shares of Common Stock (the “DSM Cash Warrant”). The exercise price of the DSM Cash Warrant will be subject to standard adjustments as well as full-ratchet anti-dilution protection for any issuance by the Company of equity or equity-linked securities during the three-year period following the DSM Closing (the “DSM Dilution Period”) at a per share price (including any conversion or exercise price, if applicable) less than the then-current exercise price of the DSM Cash Warrant, subject to certain exceptions.

In addition, at the DSM Closing the Company will issue to DSM a warrant, with an exercise price of $0.0001 per share (the “DSM Dilution Warrant”), to purchase a number of shares of Common Stock sufficient to provide DSM with full-ratchet anti-dilution protection for any issuance by the Company of equity or equity-linked securities during the DSM Dilution Period at a per share price (including any conversion or exercise price, if applicable) less than $6.30 per share, the effective per share price paid by DSM for the shares of Common Stock issuable upon conversion of the Series B Preferred Stock purchased by DSM in the DSM Offering (including shares of Common Stock issuable as payment of dividends or the Make-Whole Payment, assuming that all such dividends and the Make-Whole Payment are made in Common Stock), subject to certain exceptions and subject to a price floor of $0.10 per share (the “Dilution Floor”).

The effectiveness of the anti-dilution adjustment provision of the DSM Cash Warrant and the exercise of the DSM Dilution Warrant will be subject to the Stockholder Approval (as defined below). The DSM Warrants will each have a term of five years from the date the DSM Warrants are initially exercisable.

The DSM Warrants will be issued in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act.

The foregoing description of the DSM Cash Warrant and the DSM Dilution Warrant is qualified in its entirety by reference to the Form of DSM Cash Warrant and Form of DSM Dilution Warrant, which are filed hereto as Exhibits 4.2 and 4.3, respectively, and are incorporated herein by reference.

Registration Rights

Pursuant to the DSM Purchase Agreement, the Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by DSM of the Series B Conversion Shares and DSM Warrant Shares and to use commercially reasonable efforts to cause such registration statement to become effective within 181 days following the DSM Closing and to keep such registration statement effective at all times until (i) DSM does not own any Series B Conversion Shares or DSM Warrant Shares or (ii) the Series B Conversion Shares and DSM Warrant Shares are eligible for resale under Rule 144 without regard to volume limitations.

Amended and Restated Stockholder Agreement

As previously disclosed, on May 11, 2017, the Company and DSM entered into a Stockholder Agreement (the “DSM Stockholder Agreement”) providing for certain rights of DSM in connection with its investment in the Company. The DSM Stockholder Agreement was previously reported in Current Reports on Form 8-K filed with the SEC on May 8, 2017 and May 11, 2017, and all of such disclosure is incorporated herein by reference.

In connection with, and as a condition to, the Closing, the Company and DSM will enter into an amendment to the DSM Stockholder Agreement (as amended, the “Amended and Restated Stockholder Agreement”) providing, among other things, that DSM will have the right to designate two directors selected by DSM (the “DSM Directors”), subject to certain restrictions, to the Company’s Board of Directors (the “Board”). The Company will agree to appoint the DSM Directors and to use reasonable efforts, consistent with the Board’s fiduciary duties, to cause the DSM Directors to be re-nominated in the future; provided, that (i) DSM will only have the right to designate one DSM Director at such time as DSM beneficially owns less than 10% of the Company’s outstanding voting securities and (ii) DSM will no longer have the right to designate any DSM Director at such time as DSM beneficially owns less than 4.5% of the Company’s outstanding voting securities. In addition, at the DSM Closing, certain of the licenses granted by the Company to DSM with respect to certain Company intellectual property useful in DSM’s business in connection with the entry into the DSM Stockholder Agreement (the “License Agreements”) will become effective. Furthermore, the Series B Conversion Shares and DSM Warrant Shares will be entitled to the registration rights provided for the in the DSM Stockholder Agreement. The Amended and Restated Stockholder Agreement will also provide that the Series B Conversion Shares and DSM Warrant Shares will be entitled to the registration rights provided for the in DSM Stockholder Agreement.

Following the DSM Closing, the parties will negotiate in good faith regarding an agreement concerning the development of certain products in the health and nutrition field and, in the event that the parties do not reach such agreement prior to 90 days after the DSM Closing, (a) certain exclusive negotiating rights granted to DSM in connection with the entry into the DSM Stockholder Agreement will expire, (b) on the first anniversary of the DSM Closing and each subsequent anniversary thereof, the Company will make a $5 million cash payment to DSM, provided that the aggregate amount of such payments shall not exceed $25 million, and (c) an intellectual property escrow agreement relating to the License Agreements, entered into by the Company and DSM in connection with the entry into the DSM Stockholder Agreement, will become effective.

Vivo Financing Transaction

Vivo Purchase Agreement

On August 2, 2017, the Company entered into a Securities Purchase Agreement (the “Vivo Purchase Agreement” and, together with the DSM Purchase Agreement, the “Purchase Agreements”) with affiliates of Vivo Capital LLC (together with its affiliates, “Vivo”) for the issuance and sale of an aggregate of 2,826,711 shares of Common Stock at a price of $4.26 per share, an aggregate of 12,958.21196 shares of the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), which Series D Preferred Stock is convertible into Common Stock as described below, at a price of $1,000 per share of Series D Preferred Stock, and Vivo Cash Warrants (as defined below) to purchase an aggregate of 5,575,118 shares of Common Stock and Vivo Dilution Warrants (as defined below) (collectively, the “Vivo Warrants” and the shares of Common Stock issuable upon exercise of the Vivo Warrants, the “Vivo Warrant Shares”) in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act (the “Vivo Offering”). The net proceeds to the Company from the Vivo Offering are expected to be approximately $24.8 million after payment of estimated offering expenses.

The Vivo Purchase Agreement includes customary representations, warranties and covenants of the parties. In addition, pursuant to the Vivo Purchase Agreement, the Company, subject to certain exceptions, may not issue any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock at a price below the Dilution Floor without Vivo’s consent. The Company expects to consummate the Vivo Offering on or about August 3, 2017 (the “Vivo Closing”), subject to customary closing conditions, including the execution and delivery of the Vivo Stockholder Agreement (as defined below).

The foregoing description of the Vivo Purchase Agreement is qualified in its entirety by reference to the copy of the Vivo Purchase Agreement filed hereto as Exhibit 10.2, which is incorporated herein by reference.

Series D Preferred Stock

Each share of Series D Preferred Stock has a stated value of $1,000 and, subject to the Beneficial Ownership Limitation (as defined below), is convertible at any time, at the option of Vivo, into Common Stock (such shares, the “Series D Conversion Shares”) at a conversion price of $4.26 per share (the “Series D Conversion Rate”). The Series D Conversion Rate is subject to adjustment in the event of any dividends or distributions of the Common Stock, or any stock split, reverse stock split, recapitalization, reorganization or similar transaction.

Prior to declaring any dividend or other distribution of its assets to holders of Common Stock, the Company shall first declare a dividend per share on the Series D Preferred Stock equal to $0.0001 per share. In addition, the Series D Preferred Stock will be entitled to participate with the Common Stock on an as-converted basis with respect to any dividends or other distributions to holders of Common Stock.

Unless and until converted into Common Stock in accordance with its terms, the Series D Preferred Stock has no voting rights, other than as required by law or with respect to matters specifically affecting the Series D Preferred Stock.

In the event of a Fundamental Transaction (as defined in the Certificate of Designation of Preferences, Rights and Limitations relating to the Series D Preferred Stock) the holders of the Series D Preferred Stock will have the right to receive the consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series D Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to whether such Series D Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of Common Stock.

Upon any liquidation, dissolution or winding-up of the Company, the holders of the Series D Preferred Stock shall be entitled to receive out of the assets of the Company the same amount that a holder of Common Stock would receive if the Series D Preferred Stock were fully converted to Common Stock immediately prior to such liquidation, dissolution or winding-up (without regard to whether such Series D Preferred Stock is convertible at such time) , which amount shall be paid pari passu with all holders of Common Stock.

Notwithstanding the foregoing, the holders will not have the right to convert any Series D Preferred Stock, and the Company shall not effect any conversion of the Series D Preferred Stock, if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of such Series D Preferred Stock (the “Beneficial Ownership Limitation”). The holders may waive the Beneficial Ownership Limitation upon notice to the Company, provided that such waiver (i) will not be effective until the 61st day after such notice is delivered to the Company, (ii) shall only apply to such holder and no other holder and (iii) will not be effective to the extent such waiver would require the prior approval of the Company’s stockholders, unless such approval has been obtained.

The foregoing description of the Series D Preferred Stock is qualified in its entirety by reference to the Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”), which is filed hereto as Exhibit 3.1 and is incorporated herein by reference. The Company will file the Series D Certificate of Designation with the Secretary of State of Delaware prior to the Vivo Closing.

Vivo Warrants

Pursuant to the Vivo Purchase Agreement, at the Vivo Closing the Company will issue to Vivo warrants, each with an exercise price of $6.39 per share, to purchase an aggregate of 5,575,118 shares of Common Stock (the “Vivo Cash Warrants” and, together with the DSM Cash Warrants, the “Cash Warrants”). The exercise price of the Vivo Cash Warrants will be subject to standard adjustments as well as full-ratchet anti-dilution protection for any issuance by the Company of equity or equity-linked securities during the three-year period following the Vivo Closing (the “Vivo Dilution Period”) at a per share price (including any conversion or exercise price, if applicable) less than the then-current exercise price of the Vivo Cash Warrants, subject to certain exceptions.

In addition, at the Vivo Closing the Company will issue to Vivo warrants, with an exercise price of $0.0001 per share (the “Vivo Dilution Warrants” and, together with the DSM Dilution Warrants, the “Dilution Warrants”), to purchase a number of shares of Common Stock sufficient to provide Vivo with full-ratchet anti-dilution protection for any issuance by the Company of equity or equity-linked securities during the Vivo Dilution Period at a per share price (including any conversion or exercise price, if applicable) less than $4.26 per share, subject to certain exceptions and subject to the Dilution Floor.

The effectiveness of the anti-dilution adjustment provisions of the Vivo Cash Warrants and the exercise of the Vivo Dilution Warrants will be subject to the Stockholder Approval. The Vivo Warrants will each have a term of five years from the date the Vivo Warrants are initially exercisable. In addition, the exercise of the Vivo Warrants will be subject to the Beneficial Ownership Limitation.

The Vivo Warrants will be issued in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act.

The foregoing description of the Vivo Cash Warrants and the Vivo Dilution Warrants is qualified in its entirety by reference to the Form of Vivo Cash Warrant and Form of Vivo Dilution Warrant, which are filed hereto as Exhibits 4.4 and 4.5, respectively, and are incorporated herein by reference.

Vivo Stockholder Agreement

In connection with, and as a condition to, the Vivo Closing, the Company and Vivo will enter into a Stockholder Agreement (the “Vivo Stockholder Agreement”) that sets forth certain rights and obligations of Vivo and the Company. Pursuant to the Vivo Stockholder Agreement, Vivo will have the right to designate one director selected by Vivo (the “Vivo Director”), subject to certain restrictions, to the Board. The Company will agree to appoint the Vivo Director and to use reasonable efforts, consistent with the Board’s fiduciary duties, to cause the Vivo Director to be re-nominated in the future; provided, that Vivo will no longer have the right to designate any Vivo Director at such time as Vivo beneficially owns less than 4.5% of the Company’s outstanding voting securities. In addition, for so long as Vivo beneficially owns at least 4.5% of the Company’s outstanding voting securities, a representative of Vivo shall be entitled to attend all Board meetings in a nonvoting observer capacity and to receive copies of all materials that the Company provides to its directors, at the same time and in the same manner, subject to certain exceptions. Furthermore, Vivo will have the right to purchase additional shares of capital stock of the Company in connection with a sale of equity or equity-linked securities by the Company in a capital raising transaction for cash, subject to certain exceptions, to maintain its proportionate ownership percentage in the Company (“Pre-Emptive Rights”).

Pursuant to the Vivo Stockholder Agreement, Vivo will agree not to sell or transfer any of the shares of Common Stock, Series D Preferred Stock or Warrants purchased by Vivo in the Vivo Offering, or any shares of Common Stock issuable upon conversion or exercise thereof (the “Transfer Restricted Shares”), other than to its affiliates, without the consent of the Company during the one-year period following the Vivo Closing. Thereafter, Vivo will have the right to sell or transfer the Transfer Restricted Shares to any third party, other than a competitor of the Company or any controlled affiliate of a competitor of the Company; provided, that the Company will have a limited right of first offer with respect to any such sale or transfer other than to affiliates of Vivo. In addition, Vivo will agree that, other than in connection with the purchase, conversion or exercise of (i) the Series D Preferred Stock or Warrants purchased by Vivo pursuant to the Vivo Purchase Agreement or (ii) the exercise of Pre-Emptive Rights, until the later of (i) three years from the Vivo Closing and (ii) three months after there is no Vivo Director on the Board, Vivo will not, without the prior consent of the Board, among other things, purchase any Common Stock, any options or other rights to acquire Common Stock or any indebtedness of the Company, or make any public offer to acquire Common Stock, options or other rights to acquire Common Stock or indebtedness of the Company, that would result in Vivo and its affiliates beneficially owning more than 33% of the Company’s outstanding voting securities at the time of acquisition (assuming the exercise or conversion, whether then exercisable or convertible, of any shares of Series D Preferred Stock or Warrants beneficially owned by Vivo and/or its affiliates), join in any solicitation of proxies for any matter not previously approved by the Board, or join any “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any of the foregoing.

In addition, the Company has agreed to register, via one or more registration statements (each, a “Registration Statement”) filed with the SEC under the Securities Act, the shares of Common Stock purchased in the Vivo Offering, as well as the Series D Conversion Shares and Vivo Warrant Shares. Under the terms of the Vivo Stockholder Agreement, the Company is required to use its reasonable efforts to prepare and file such Registration Statement as soon as practicable and no later than November 7, 2017, and to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable and no later than December 22, 2017. In addition, Vivo may request that up to three of such registrations provide for an underwritten offering of such shares. In addition, if the Company registers any of its securities for public sale under the Securities Act, Vivo will have the right to include their shares in the registration statement, subject to certain exceptions. The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by Vivo to 25% of the total shares covered by the Registration Statement. The Company will agree to pay all expenses incurred in connection with the exercise of such demand and piggyback registration rights, except for legal costs of Vivo, stock transfer taxes and underwriting discounts and commissions.

The foregoing description of the Vivo Stockholder Agreement is qualified in its entirety by reference to the Form of Vivo Stockholder Agreement filed as Exhibit 4.6 hereto, which is incorporated herein by reference.

Stockholder Approval

Pursuant to the Purchase Agreements, the Company has agreed to solicit from the Company’s stockholders such approval as may be required by the applicable rules and regulations of the NASDAQ Stock Market with respect to the anti-dilution provisions of the DSM Warrants and the Vivo Warrants (the “Stockholder Approval”) at an annual or special meeting of stockholders to be held on or prior to the date of the Company’s 2018 annual meeting of stockholders (the “Stockholder Meeting”), and to use commercially reasonable efforts to secure the Stockholder Approval. DSM and Vivo may, at their option, upon at least 90 days’ prior written notice, require the Company to hold the Stockholder Meeting prior to the Company’s 2018 annual meeting of stockholders. Pursuant to the Purchase Agreements, if the Company does not obtain Stockholder Approval at the Stockholder Meeting, the Company will call a stockholder meeting every four months thereafter to seek the Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the DSM Warrants and the Vivo Warrants are no longer outstanding. In addition, pursuant to the Purchase Agreements, until the Stockholder Approval has been obtained and deemed effective, the Company may not issue any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock if such issuance would have triggered the anti-dilution adjustment provisions in the DSM Warrants or the Vivo Warrants (if the Stockholder Approval had been obtained prior to such issuance) without the prior written consent of DSM and Vivo, respectively.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (included in Exhibit 10.2)
4.1	Form of certificate representing the Series D Convertible Preferred Stock
4.2	Form of DSM Cash Warrant (included in Exhibit 10.1)
4.3	Form of DSM Dilution Warrant (included in Exhibit 10.1)
4.4	Form of Vivo Cash Warrant (included in Exhibit 10.2)
4.5	Form of Vivo Dilution Warrant (included in Exhibit 10.2)
4.6	Form of Vivo Stockholder Agreement (included in Exhibit 10.2)
10.1	Securities Purchase Agreement, dated as of August 2, 2017, between the Company and DSM International B.V.
10.2	Securities Purchase Agreement, dated as of August 2, 2017, among the Company, Vivo Capital Fund VIII, L.P. and Vivo Surplus Funds VIII, L.P.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the timing of the DSM Closing and the Vivo Closing, the filing of the Series D Certificate of Designation with the Secretary of State of Delaware, the amount of proceeds to be received by the Company from the DSM Offering and the Vivo Offering, the entry into the Amended and Restated Stockholder Agreement and the Vivo Stockholder Agreement, and related matters. These statements are subject to risks and uncertainties, including the failure of closing conditions to be satisfied, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: August 3, 2017	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (included in Exhibit 10.2)
4.1	Form of certificate representing the Series D Convertible Preferred Stock
4.2	Form of DSM Cash Warrant (included in Exhibit 10.1)
4.3	Form of DSM Dilution Warrant (included in Exhibit 10.1)
4.4	Form of Vivo Cash Warrant (included in Exhibit 10.2)
4.5	Form of Vivo Dilution Warrant (included in Exhibit 10.2)
4.6	Form of Vivo Stockholder Agreement (included in Exhibit 10.2)
10.1	Securities Purchase Agreement, dated as of August 2, 2017, between the Company and DSM International B.V.
10.2	Securities Purchase Agreement, dated as of August 2, 2017, among the Company, Vivo Capital Fund VIII, L.P. and Vivo Surplus Funds VIII, L.P.